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                                                                      EXHIBIT 21

                DIAGNOSTIC PRODUCTS CORPORATION AND SUBSIDIARIES
                                   EXHIBIT 21
                                  SUBSIDIARIES

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Name                                                     Place of Incorporation             % Ownership
---------------------------------------------------------------------------------------------------------------
DPC Cirrus Inc.                                          USA/Delaware                          100%

EURO/DPC Limited                                         United Kingdom                        100%

Diagnostic Products International, Inc.                  Barbados                              100%

DPC Holding GmbH                                         Germany                               100%

DPC Biermann GmbH                                        Germany                               100%

DPC Czech s.r.o.                                         Czech Republic                        100%

DPC d.o.o. Zagreb                                        Croatia                                50%

DPC Polska sp.z.o.o.                                     Poland                                100%

Diagnostic Products Corporation Benelux B.V.             Netherlands                           100%

Diagnostic Products Corporation Nederland B.V.           Netherlands                           100%

Diagnostic Products Corporation Belgium b.v.b.A.         Belgium                               100%
/s.p.r.l.

Diagnostic Products Corporation DPC Finland Oy           Finland                               100%

Bio-Mediq DPC Pty. Ltd.                                  Australia                             100%

DPC Dipesa, S.A.                                         Spain                                 100%

DPC France, SAS                                          France                                100%

Tianjin De Pu (DPC)                                      China                                 100%
Biotechnological and Medical Products, Inc.

Diagnostic Products DPC Norway, AS                       Norway                                100%

DPC Medlab Produtos Medico Hospitalares Ltda.            Brazil                                 56%

DPC Venezuela C.A.                                       Venezuela                              56%

DPC Medlab de Uruguay S.A.                               Uruguay                                56%

DPC Medlab Centroamerica S.A.                            Costa Rica                             56%

Nippon DPC Corporation                                   USA/California                         50%

DPC Skafte AB                                            Sweden                                100%

DPC Scandinavia                                          Sweden                                100%

D.P.C.-N. Tsakiris S.A.                                  Greece                                 50%

Medical Systems, S.p.A.                                  Italy                                  45%

Amerlab, Lda.                                            Portugal                               40%
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